UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2014

QLT Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 250, Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into A Material Definitive Agreement.

On October 24, 2014, QLT Inc. (the “Company” or “QLT”) announced that it has appointed Dr. Geoffrey Cox to serve as its Interim Chief Executive Officer. In connection with the appointment of Dr. Cox as Interim Chief Executive Officer, QLT entered into a six-month employment agreement (the “Employment Agreement”) with Dr. Cox, the material terms of which are described below under Item 5.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 24, 2014, QLT announced that Dr. Geoffrey Cox, who has served as a Director of the Company since 2012, Chair of the Compensation Committee, and a member of the Corporate Governance and Nominating and the Audit and Risk Committees, had been appointed Interim Chief Executive Officer, effective October 23, 2014.

Dr. Cox has extensive pharmaceutical and biotechnology experience, holding a broad range of senior management and board positions with private and public companies. Currently, Dr. Cox is Principal of Beacon Street Advisors LLC (since 2013), which provides corporate, operational and organizational strategic advice and interim management support to life sciences companies. Previously, he was a partner with Red Sky Partners LLC from 2011 to 2013. Dr. Cox served as a Director (2000 to 2012) and the Non-Executive Chairman (2007 to 2012) of Nabi Biopharmaceuticals prior to its merger with Biota in 2012 and continues to serve as a Director on the Board of Biota, a public anti-infective drug development company. He also served as a Director of Gallus Biopharmaceuticals LLC (2011 to 2014), a biologics contract manufacturing and development company, and currently serves as a Director of Lakewood-Amedex LLC (since 2013), a company developing novel antibiotics and RNA silencing technology. Dr. Cox was Chairman, President and CEO of GTC Biotherapeutics Inc. (now rEVO Biologics) (2001 to 2010), a company focused on the development of recombinant therapeutic proteins, including proteins for the treatment of rare diseases, using transgenic animal production technology. Prior to 2001, Dr. Cox was Executive VP, Operations, of Genzyme Corporation and, later, Chairman, President and CEO of Aronex Pharmaceuticals Inc. Dr. Cox is a past Chairman of the Board of the Massachusetts Biotechnology Council and previously served on the Board of the Biotechnology Industries Association and as a member of its Health Governing and Emerging Companies sections. Dr. Cox received a B.Sc. (Hons) in biochemistry from the University of Birmingham, UK, and a Ph.D. in biochemistry from the University of East Anglia, U.K.

In connection with his appointment, QLT entered into the Employment Agreement with Dr. Cox, which sets forth the terms of Dr. Cox’s employment. As Interim Chief Executive Officer, Dr. Cox will earn a base salary of CAN$40,000 per month and will receive health-related benefits, paid vacation, and expense reimbursement in accordance with Company policies. In connection with his employment, QLT also will enter into an option agreement with Dr. Cox under which the Company will grant Dr. Cox options to purchase 150,000 common shares of QLT at the closing price of QLT’s common shares on the Toronto Stock Exchange on the grant date (the “Option Agreement”). In the event that QLT terminates the employment of Dr. Cox prior to the end of his six-month employment term, other than for cause, he will be entitled to receive his full pay for the remainder of the six-month term. Following termination of employment, Dr. Cox will be bound by non-competition and non-solicitation terms, which prohibits him from participating in a competitive business or soliciting QLT’s customers or employees for a period of nine months following the termination of his employment. Dr. Cox’s employment is in addition to his service as a member of the Board. However, during the term of the employment agreement, Dr. Cox will not receive any director fees for such Board service.

The foregoing descriptions of the Employment Agreement and the Option Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements, which will be filed as exhibits to the Company’s Form 10-Q for the quarter ending September 30, 2014.

Item 8.01. Other Events.

On October 24, 2014, the QLT board of directors (the “Board”) approved an amended and restated advance notice policy (the “Advance Notice Policy”). The Advance Notice Policy, among other things, includes a provision that requires advance notice to the Company in certain circumstances where nominations of persons for election to the board of directors are made by shareholders of the Company. This policy also sets a deadline by which director nominations must be submitted to the Company prior to any annual or special meeting of the shareholders and also sets out the required information that must be included in the notice to the Company.

In the case of an annual meeting of the shareholders, notice to the Company must be made not less than 30 days and not more than 65 days prior to the date of the annual meeting. If the annual meeting is being held on a date that is less than 50 days following the date on which the first public announcement of the meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement.

In the case of a special meeting of shareholders (which is not also an annual meeting), notice to the Company must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made. Notwithstanding the foregoing, the board of directors may, in its sole discretion, waive any requirement of the Advance Notice Policy.

The Advance Notice Policy is now in full force and effect and will apply in connection with the Company’s annual general meeting of shareholders to be held on December 15, 2014 (the “Shareholders’ Meeting”). The Company intends to seek shareholders’ approval and ratification of the Advance Notice Policy at the Shareholders’ Meeting. If the Advance Notice Policy is not approved by ordinary resolution of the QLT shareholders at the Shareholders’ Meeting, then it will terminate and be void and of no further force and effect following the termination of the Shareholders’ Meeting.

The foregoing description of the Advance Notice Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Advance Notice Policy, which is attached to this Current Report on Form 8-K as Exhibit 20.1 and is incorporated herein by reference.

Additionally, on October 24, 2014 QLT issued a press release announcing the appointment of Dr. Cox. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

20.1	Advance Notice Policy, dated October 24, 2014

99.1	Press Release dated October 24, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QLT INC.

By:	/s/ Sukhi Jagpal
Name:	Sukhi Jagpal
Title:	Chief Financial Officer

Date: October 24, 2014

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